UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): February 24, 2025

Aeluma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56218	85-2807351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Castilian Drive Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

805-351-2707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As permitted by Aeluma, Inc.’s (the “Company”), Bylaws, the Company’s Board of Directors approved an increase in the number of directors from four (4) to five (5) members and increased Class II of the Board from one (1) to two (2) members; on February 24, 2025, the Board elected Michael Byron (the “New Director”) to fill the vacancy. The New Director will be a Class II Director with a term expiring at the Company’s 2026 annual meeting of stockholders. In connection with his service as a director, the Company and Mr. Byron will enter into a Director’s Agreement, as well as an Indemnification Agreement that contractually obligates the Company to indemnify, and to advance expenses on behalf of, Mr. Byron as permitted by the Indemnification Agreement and applicable law. In connection with his appointment to the Board, Mr. Byron was granted a stock option to purchase 45,833 shares of common stock (the “Option”), of which 833 shares vest on February 28, 2025, and 15,000 shares each vesting on May 31, 2025, August 31, 2025, and November 30, 2025, respectively, provided Mr. Byron continues in service to the Company on each such date. The Option has an exercise price equal to the fair market value at the time of grant. The Option also contains an acceleration provision whereby upon the occurrence of a change in control, the vesting schedule of the Option shall be accelerated so that 100% of unvested shares shall vest immediately. Copies of the Director’s Agreement, Indemnification Agreement and Form of Non-Qualified Option to Purchase Common Stock are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein by reference.

Michael Byron retired as Vice President of Finance Operations & Systems at NVIDIA in December 2024. He joined NVIDIA in 2002 and held various finance leadership positions over 22 years. Before serving as Vice President of Finance Operations & Systems he served as Vice President & Chief Accounting Officer from 2011 to 2019. Prior to NVIDIA, Mr. Byron held finance and accounting roles at public technology companies and spent eight years as an auditor at Deloitte. He holds a Bachelor’s degree in Business Economics from UC Santa Barbara and became a Certified Public Accountant in 1990. In addition to his corporate experience, Mr. Byron serves as a Trustee of the UC Santa Barbara Foundation and advises the Dean’s Investment Group. The Board believes Mr. Byron is qualified to be a director because of his knowledge of technical accounting, compliance issues, and business experience.

There is no arrangement or understanding between the New Director and any other person pursuant to which Mr. Byron was selected as a director. There have been no transactions involving the New Director that would be required to be disclosed by Item 404(a) of Regulation S-K.

The Board has determined that the New Director is “independent” as defined by applicable rules of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”) applicable to Board service.

Item 7.01. Regulation FD Disclosure

On February 24, 2025, the Company issued a press release announcing the addition of Mr. Byron to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This information (including Exhibit 99.1) is being furnished under Item 7.01 hereof and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01:  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit
10.1	Director Agreement dated February 24, 2025
10.2	Indemnification Agreement dated February 24, 2025
10.3	Form of Non-Qualified Option to Purchase Common Stock
99.1	Press Release dated February 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AELUMA, INC.

Date: February 26, 2025	By:	/s/ Jonathan Klamkin
Jonathan Klamkin
President, Chief Executive Officer, and Director

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